Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 138 to the Registration Statement on Form N–1A of Fidelity Municipal Trust: Fidelity Michigan Municipal Income Fund, Fidelity Limited Term Municipal Income Fund, and Fidelity Conservative Income Municipal Bond Fund of our reports dated February 11, 2020; Fidelity Minnesota Municipal Income Fund and Fidelity Pennsylvania Municipal Income Fund of our reports dated February 12, 2020; Fidelity Flex Conservative Income Municipal Bond Fund of our report dated February 13, 2020; Fidelity Municipal Income Fund, Fidelity Ohio Municipal Income Fund, and Fidelity Flex Municipal Income Fund of our reports dated February 14, 2020,  relating to the financial statements and financial highlights included in the December 31, 2019 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
February 20, 2020